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Exhibit 10.9

MANAGEMENT AGREEMENT

        THIS MANAGEMENT AGREEMENT (this "Agreement") is made and entered into as of July 6, 1999, by and between KRG Capital Partners, L.L.C., a Delaware limited liability company ("KRG"), Medical Device Manufacturing, Inc., a Colorado corporation ("MDM"), and G&D, Inc., a Colorado corporation d/b/a Star Guide Corporation ("Star Guide").

BACKGROUND

        MDM, Star Guide, and each of their respective subsidiaries, if any (collectively, the "Company"), desire to receive transaction advisory, financial and management consulting services from KRG and thereby obtain the benefit of KRG's experience in mergers, acquisitions, buyouts, industry consolidations and business and financial management generally and its knowledge of the Company's financial affairs in particular. KRG is willing to provide transaction advisory, financial and management consulting services to the Company. Accordingly, the compensation arrangements set forth in this Agreement are designed to compensate KRG for such services.

        NOW, THEREFORE, in consideration of the premises, the respective agreements hereinafter set forth and the mutual benefits to be derived herefrom, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of KRG and the Company hereby agree as follows:

TERMS

1.     ENGAGEMENT.

        The Company hereby engages KRG as a financial and management consultant and transaction advisor, and KRG hereby agrees to provide financial and management consulting and transaction advisory services to the Company, all on the terms and subject to the conditions set forth below.

2.     SERVICES OF KRG.

        KRG hereby agrees during the term of this engagement to consult with the Company's boards of directors (collectively, the "Board") and management of the Company in such manner and on such business and financial matters as may be reasonably requested from time to time by the Board, including, but not limited to:

  (i)
  Corporate, acquisition and divestiture strategies;

  (ii)
  Budgeting of future corporate investments;

  (iii)
  Public offerings;

  (iv)
  Debt and equity financings;

  (v)
  Sourcing and identifying potential acquisition candidates;

  (vi)
  Establishing initial contact and negotiating letters of intent with targets;

  (vii)
  Formulating and negotiating acquisition structures (i.e., stock/cash mix, earnouts, compensation, etc.);

  (viii)
  Financial modeling of target acquisitions;

  (ix)
  Oversight of lender approval process;

  (x)
  Oversight of due diligence process (including specialists, i.e., environmental, ERISA, insurance, tax, etc.);

  (xi)
  Negotiating definitive acquisition agreements and ancillary documents;

  (xii)
  Coordination and oversight of closing process;

  (xiii)
  Assisting management in implementation of integration strategy and post-closing matters (i.e., identifying potential cost savings, plant closings, employee matters, lease negotiations, supply agreements and other consolidation opportunities); and

  (xiv)
  Assisting management in presentations to the investment community and analysts of acquired companies and results of acquisition strategy.

Principals of KRG will be available to serve on the Board and will devote such time and attention to the Company's affairs as reasonably necessary to accomplish the purposes of this Agreement.

3.     COMPENSATION.

        (a)   The Company hereby agrees to pay to KRG, as compensation for services to be rendered by KRG hereunder, an aggregate fee equal to $200,000 per year (the "Base Fee"). The Base Fee will increase to $300,000 per year, or such greater amount as may be approved by the Board, effective as of the closing of the Company's acquisition of HV Technologies, Inc. ("HVT") or of any alternative initial acquisition in the event that the closing of HVT does not occur. Any subsequent increase in the Base Fee will be effective only upon approval by the Board. The Base Fee, as set forth herein and established from time to time, will be payable in twelve (12) equal monthly installments, with payment in full of each such installment due by the fifth day of each calendar month. In addition to the Base Fee, the Company agrees to pay to KRG, as compensation for services rendered to the Company with respect to the consummation of any acquisition of a medical supply manufacturing business or any other acquisition in furtherance of the Company's business strategy, which transaction closes after the date hereof, a transaction closing fee (the "Transaction Closing Fee") equal to the greater of (i) $75,000, or (ii) one percent (1%) of the Transaction Value. Notwithstanding the foregoing, (i) KRG's fees in connection with the closing of the Star Guide acquisition will be set forth in Section 3(b), and (ii) the Transaction Closing Fee may be adjusted upward if the Board determines that an acquisition transaction presented unusual complexities. For purposes of this Agreement, "Transaction Value" will mean the aggregate of all cash and non-cash consideration paid to the sellers of the company or business being acquired and the value of all interest-bearing debt assumed by the Company. Any non-cash consideration will be valued at fair market value, and the value of any equity securities issued will be fair market value on the date of issuance, assuming such equity securities are fully vested on such date.

        (b)   In addition to the fees set forth in Section 3(a) above, the Company hereby further agrees to pay to KRG: (i) a $300,000 transaction fee for KRG's services performed in connection with the Star Guide acquisition, and (ii) certain fees as set forth below in Section 4.

        (c)   In addition to the fees set forth in Section 3(a) above, in the event of the Sale of the Company (as hereinafter defined), KRG shall be entitled to a fee equal to (i) one per cent (1%) percent of the Transaction Value of the Sale of the Company, if the Company does not retain an investment banking firm to act on its behalf in connection with the transaction and (ii) one-half of one per cent (.5%) of the Transaction Value if the Company does retain an investment banking firm, provided that in no event shall such fee exceed $750,000 unless approved in advance by the Board.

4.     TERM.

        This Agreement will be in effect for an initial term of five (5) years, commencing on the date hereof, and will be renewed automatically thereafter on a year-to-year basis unless one party gives the other thirty (30) days' prior written notice of its desire not to renew this Agreement; provided, however, that this Agreement will immediately terminate on the date KRG gives the Company written notice of termination. In the event of a Sale of the Company or an initial public offering of shares of the capital

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stock of either MDM or Star Guide (either, an "IPO"), this Agreement will be automatically renewed, without further action or notice by KRG or the Company, for an additional five (5)-year term unless the Board, not later than sixty (60) days after the closing of a Sale of the Company or an IPO, gives KRG written notice of its desire not to renew this Agreement for such term. In the event that the Board terminates this Agreement by delivering the required written notice upon an IPO or Sale of the Company, the Company agrees to pay KRG an accelerated cash payment in an amount equal to the Base Fee (as then in effect) for a period of time that is the longer of (A) two and one-half (2 1/2) years, or (B) the remainder of the term of the Agreement. As used herein, the term "Sale of the Company" will mean any transaction or series of related transactions (i) the result of which is that any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than KRG Capital Fund I, L.P., KRG Capital Fund I (PA), L.P., or KRG Capital Fund I (FF), L.P. (collectively the "Fund"), KRG, any institutions, individuals or entities that, upon invitation or by contractual right, co-invest in MDM with the Fund or KRG (the "Invited Parties" and, together with KRG and the Fund, the "KRG Investing Parties"), or persons controlling, controlled by or under common control with the KRG Investing Parties, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of more than 50% of the issued and outstanding Voting Stock (as defined below) of MDM, (ii) that results in the sale of all or substantially all of the Company's assets, or (iii) that results in the consolidation or merger of MDM with or into another corporation or corporations or other entity in which MDM is not the survivor (except any such corporation or entity controlled, directly or indirectly, by the Company). No termination of this Agreement, whether pursuant to this paragraph or otherwise, will affect the Company's obligations with respect to earned and accrued fees, costs and expenses incurred by KRG in rendering services hereunder and not paid or reimbursed by the Company as of the effective date of such termination.

        As used herein, the term "Voting Stock" will mean and include (i) any capital stock of any class of MDM ("Common Shares") which has the right to vote on all matters submitted to holders of Common Shares, and (ii) any security, right, option, warrant or agreement convertible into or exercisable to obtain any Common Shares or capital stock of any class of MDM which has the right to vote on all matters submitted to holders of Common Shares.

        Any reference herein to an approval or other action of the Board will mean a determination based on a finding by a majority vote of the members of the Board (excluding the votes of those directors who are also principals of KRG) that the approval or other action is in the best interest of the Company.

5.     INDEMNIFICATION.

        The Company hereby agrees to indemnify and hold harmless KRG, its principals, officers, agents and employees against and from any and all loss, liability, suits, claims, costs, damages and expenses (including attorneys' fees) arising from their performance under this Agreement, except as a result of their gross negligence or willful misconduct that results in a material adverse effect on the Company's business operations or financial results.

6.     KRG AN INDEPENDENT CONTRACTOR.

        Each of KRG and the Company hereby agree that KRG will perform services hereunder as an independent contractor, retaining control over and responsibility for its own operations and personnel. Neither KRG nor its principals, officers or employees will be considered employees or agents of the Company as a result of this Agreement, nor will any of them have authority to contract in the name of or bind the Company, except as expressly agreed to in writing by the Company; provided, however, if any principal of KRG is serving as an officer or director of the Company, such person will have all authority as an officer or director of the Company to contract in the name of or otherwise bind the Company, notwithstanding any other provision of this Agreement.

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7.     CONFIDENTIAL INFORMATION.

        KRG acknowledges that the information, observations and data obtained by it, its principals, agents and employees during the course of KRG's performance under this Agreement concerning the business plans, financial data and business relations of the Company (the "Confidential Data") are the Company's valuable, special and unique assets. KRG therefore agrees that it will not, nor will it permit any of its principals, agents or employees, to disclose to any unauthorized person any of the Confidential Data obtained by KRG during the course of KRG's performance under this Agreement without the Company's prior written consent, unless and to the extent that (i) the Confidential Data becomes generally known to and available for use by the public otherwise than as a result of KRG's acts or omissions to act, (ii) such disclosure is required by any statute, rule, regulation or law or any judicial or administrative body having jurisdiction, or (iii) such disclosure is made in the course of KRG's performance of its duties under this Agreement to existing or potential lenders or investors in the Company, potential acquirors or acquisition candidates of the Company or other third parties performing or proposing to provide services to the Company who have a need to know such information.

8.     NOTICES.

        Any notice or report required or permitted to be given or made under this Agreement by one party to another will be deemed to have been duly given or made if personally delivered, delivered by reputable overnight courier, sent by telecopy, or, if mailed, when mailed by registered or certified mail, postage prepaid, to the other party at the following addresses (or at such other address as will be given in writing by one party to the other):

        If to KRG:

    KRG Capital Partners, LLC
    1515 Arapahoe Street
    Tower One, Suite 1500
    Denver, Colorado 80202
    Attention: Mark M. King, Managing Director
                      and
                      Bruce L. Rogers, Managing Director

        If to the Company:

    Medical Device Manufacturing, Inc.
    5000 Independence Street
    Arvada, Colorado 80002
    Attention: Eric Pollock, Vice President

9.     ENTIRE AGREEMENT; MODIFICATION.

        This Agreement (i) contains the complete and entire understanding and agreement of KRG and the Company with respect to the subject matter hereof, (ii) supersedes all prior and contemporaneous understandings, conditions and agreements, oral or written, express or implied, respecting the engagement of KRG in connection with the subject matter hereof, and (iii) may not be modified except by an instrument in writing executed by each of KRG and the Company.

10.   WAIVER OF BREACH.

        The waiver by any party of a breach of any provision of this Agreement by any other party will not operate or be construed as a waiver of any subsequent breach of that provision or any other provision thereby.

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11.   ASSIGNMENT.

        Neither KRG nor the Company may assign their respective rights or obligations under this Agreement without the express written consent of all other parties.

12.   GOVERNING LAW.

        This Agreement will be deemed to be a contract made under, and is to be governed and construed in the accordance with, the internal laws of the State of Colorado, without regard to conflict of law principles.

* * *

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        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date above written.

KRG CAPITAL PARTNERS, LLC
By:	/s/ CHARLES R. GWIRTSMAN
Name:	Charles R. Gwirtsman
Title:	Managing Director
MEDICAL DEVICE MANUFACTURING, INC.
By:	/s/ ERIC POLLOCK
Name:	Eric Pollock
Title:	Chief Executive Officer
G&D, INC. d/b/a STAR GUIDE CORPORATION
By:	/s/ ERIC POLLOCK
Name:	Eric Pollock
Title:	Vice President

FIRST AMENDMENT TO
MANAGEMENT AGREEMENT

        This FIRST AMENDMENT TO MANAGEMENT AGREEMENT, (this "Amendment"), dated as of May 31, 2000, is entered into by and among KRG Capital Partners, LLC, a Delaware limited liability company ("KRG"), MDMI Holdings, Inc., a Colorado corporation ("Holdings"), Medical Device Manufacturing, Inc. d/b/a Rivo Technologies, a Colorado corporation and wholly-owned subsidiary of Holdings ("Rivo" and, together with Holdings, the "Company"), and G&D, Inc. d/b/a Star Guide Corporation, a Colorado corporation ("Star Guide").

RECITALS

        A.    Rivo, KRG, Star Guide are parties to that certain Management Agreement dated July 6, 1999 (the "Agreement").

        B.    Rivo, KRG and Star Guide wish to amend the Agreement to accommodate and reflect the current corporate structure of Holdings, Rivo and Rivo's direct and indirect subsidiaries and to reflect the expansion of the management consulting services provided by KRG as a result of the acquisitions by Rivo of Noble-Met, Ltd., a Virginia corporation, Medical Engineering Resources, a Minnesota corporation, and UTI Corporation, a Pennsylvania corporation.

        C.    Unless otherwise amended herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Agreement as follows:

        1.     Star Guide's obligations under the Agreement are hereby assigned to Rivo and Star Guide shall be released form its obligations pursuant to the Agreement.

        2.     The first sentence of Section 3(a) of the Agreement shall be amended in its entirety to read as follows:

    "(a) The Company hereby agrees to pay KRG, as compensation for service to be rendered by KRG hereunder, an aggregate fee equal to $500,000 per year (the "Base Fee").

        3.     The second sentence of Section 3(a) of the Agreement shall be deleted in its entirety.

        4.     Hereafter, notices to the Company as set forth Section 8 of the Agreement shall be sent to the following:

    Medical Device Manufacturing, Inc.
    200 West 7th Avenue
    Collegeville, PA 19426
    Attn: A. D. Freed

        5.     KRG hereby acknowledges the restrictions on the Company's ability to pay the fees provided for under the Agreement, as amended hereby, contained in the definition of "Restricted Payment" and Section 10.9 of the Credit Agreement dated as of May 31, 2000 by and among the Company the Lenders party thereto, Bank of America, N. A., as agent for the Lenders, Fleet National Bank, as Syndication Agent, and Dresdner Bank AG, New York Branch and Grand Cayman Branch.

        6.     Other than the amendments and modifications specifically contained herein, the Agreement remains in full force and effect.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

        IN WITNESS WHEREOF, KRG, Holdings, Rivo and Star Guide have caused this Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

KRG CAPITAL PARTNERS, LLC
By:	/s/ BRUCE L. ROGERS
	Name:	Bruce L. Rogers
	Title:	Managing Director
MDMI HOLDINGS, INC.
By:	/s/ STEVEN D. NEUMANN
	Name:	Steven D. Neumann
	Title:	Vice President
MEDICAL DEVICE MANUFACTURING, INC.
By:	/s/ STEVEN D. NEUMANN
	Name:	Steven D. Neumann
	Title:	Vice President
G&D, INC.
By:	/s/ ERIC POLLOCK
	Name:	Eric Pollock
	Title:	President

THIRD AMENDMENT TO
MANAGEMENT AGREEMENT

        This THIRD AMENDMENT TO MANAGEMENT AGREEMENT, (this "Third Amendment"), dated as of June 30, 2004, is entered into by and among KRG Capital Partners, LLC, a Delaware limited liability company ("KRG"), UTI Corporation, a Maryland corporation ("UTI" or the "Company") and successor in interest to MDMI Holdings, Inc., a Colorado corporation, and Medical Device Manufacturing, Inc., a Colorado corporation and wholly-owned subsidiary of UTI ("MDMI").

RECITALS

        A. UTI (formerly known as Medical Device Manufacturing, Inc.), KRG, and G&D, Inc. d/b/a Star Guide Corporation, a Colorado corporation ("Star Guide"), were parties to that certain Management Agreement dated July 6, 1999 ("Management Agreement"). Pursuant to the First Amendment To Management Agreement, dated May 31, 2000 ("First Amendment"), MDMI Holdings, Inc., became a party to the Management Agreement and Star Guide's obligations were assigned to MDMI. Pursuant to the Second Amendment to Management Agreement, dated Jaunuary 31, 2001 (the "Second Amendment"), certain amendments were made in connection with a pending initial public offering of the Company's stock, which was subsequently terminated. The Management Agreement dated July 6, 1999, taken together with the First Amendment and the Second Amendment, are referred to herein as the "Agreement."

        B. MDMI, UTI and KRG wish to amend the Agreement so as to terminate and repeal all provisions of the Second Amendment, to extend the term of the Agreement, to provide for the reimbursement of certain out-of-pocket expenses incurred by KRG in connection with its services, and to terminate all rights and obligations of MDMI under the Agreement.

        C. Unless otherwise amended herein, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

AGREEMENT

        NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto amend the Agreement as follows:

        1.     All amendments made to the Agreement pursuant to the terms and conditions of the Second Amendment are hereby terminated and repealed in their entirety and shall be given no effect.

        2.     The first sentence of Section 4 of the Agreement shall be amended in its entirety to read as follows:

        "The term of the Agreement shall be in effect for five (5) years from June 30, 2004."

        3.     The following shall be inserted as Section 3(d) of the Agreement:

        "(d) In addition to the compensation to be paid pursuant to Sections 3(a), (b), and (c) above, promptly upon request by KRG from time to time, the Company shall reimburse KRG for its out-of-pocket expenses incurred in connection with its services hereunder, including, without limitation, the fees and disbursements of its legal counsel, if any, and of any other advisor retained by KRG, resulting from or arising out of this engagement."

        4.     MDMI's rights and obligations under this Agreement are hereby terminated as of the date hereof and are of no further force or effect. From the date hereof, all references to "Company" in the Agreement shall be deemed to refer only to UTI.

        5.     Other than the amendments and modifications specifically contained herein, the Agreement remains unmodified and in full force and effect.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

        IN WITNESS WHEREOF, KRG, UTI and MDMI have caused this Third Amendment to be signed by their respective officers thereunto duly authorized as of the date first written above.

KRG CAPITAL PARTNERS, LLC
By:	/s/ BRUCE L. ROGERS
	Name:	Bruce L. Rogers
	Title:	Managing Director
UTI CORPORATION
By:	/s/ RON SPARKS
	Name:	Ron Sparks
	Title:	President & CEO
MEDICAL DEVICE MANUFACTURING, INC.
By:	/s/ RON SPARKS
	Name:	Ron Sparks
	Title:	President & CEO

[SIGNATURE PAGE TO THIRD AMENDMENT TO MANAGEMENT AGREEMENT]

QuickLinks

  Exhibit 10.9
MANAGEMENT AGREEMENT
BACKGROUND
TERMS
FIRST AMENDMENT TO MANAGEMENT AGREEMENT
RECITALS
AGREEMENT
SIGNATURES
THIRD AMENDMENT TO MANAGEMENT AGREEMENT
RECITALS
AGREEMENT
SIGNATURES